GIBRALTAR ANNOUNCES NEW $400 MILLION CREDIT FACILITY

Maintains flexibility to support strategic initiatives

Buffalo, New York, December 9, 2022 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, announced today that it has closed on a $400 million five-year revolving credit facility. The new facility replaces a revolving credit agreement maturing in January 2024. Gibraltar also has the option to increase the size of the facility by up to an additional $300 million, subject to certain conditions. The new facility is due to mature in December 2027.

The facility generally maintains the key terms under the expiring credit facility including the same level of capacity, which will provide ample liquidity to fund M&A opportunities to strengthen Gibraltar’s portfolio, maintain its share buyback program and to use for general corporate purposes.

KeyBanc Capital Markets Inc., Bank of America, N.A., M&T Bank and PNC Bank, National Association acted as Joint Lead Arrangers for the new facility, with Comerica Bank, TD Bank, N.A., and Wells Fargo, National Association serving as Co-Documentation Agents. Two additional lenders participated.

“We wanted to renew our facility ahead of its 2024 expiration and both thank our bank group and welcome new lenders who are supporting our positioning as a manufacturer reshaping critical markets in North America,” said Treasurer Jeffrey Watorek. “We maintain the financial flexibility and resilience needed to execute on our three-pillar strategy to accelerate execution and scale in each of our business segments.”

About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, availability of labor at our manufacturing and distribution facilities or on our project sites, further impacts of COVID-19 on our customers, suppliers, employees, operations, business, liquidity and cash flows, the loss of any key customers, adverse effects of inflation, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to our IT systems, and the impact of regulation (including the Department of Commerce’s solar panel anti-circumvention investigation and the Uyghur Forced Labor Prevention Act (UFLPA)), rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K and Quarterly Report on Form 10-Q which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com